Exhibit-99.A.8l


                             AMENDMENT NO. 1 TO THE
                          FUND PARTICIPATION AGREEMENT

               This AMENDMENT NO. 1, dated as of February 1, 1999, among RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK (f/k/a ReliaStar Bankers Security Life Insurance Company). ("LIFE COMPANY"), and NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST ("TRUST"), ADVISERS MANAGERS TRUST ("MANAGERS TRUST"), and NEUBERGER BERMAN MANAGEMENT INC. ("NB MANAGEMENT"), is made to the Fund Participation Agreement, dated as of August 8, 1997, among LIFE COMPANY, TRUST, MANAGERS TRUST and NB MANAGEMENT (the "Agreement"). Terms defined in the Agreement are used herein as therein defined.

               WHEREAS, the parties desire to amend Appendices A and B to the Agreement to add one or more Portfolios and Series.

               NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1. Appendix A of the Agreement is hereby deleted and replaced with new Appendix A attached hereto.

2. Appendix B of the Agreement is hereby deleted and replaced with new Appendix B attached hereto.

3. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

3. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same First Amendment.


NEUBERGER BERMAN                        NEUBERGER BERMAN
ADVISERS MANAGEMENT TRUST               MANAGEMENT INC.

By:  /s/ Stanley Egener                 By:  /s/ Daniel J. Sullivan
     --------------------                    -------------------------
Name:   Stanley Egener                  Name:   Daniel J. Sullivan
Title:  President                       Title:  Senior Vice President

ADVISERS MANAGERS TRUST                 RELIASTAR LIFE INSURANCE
                                        COMPANY OF NEW YORK

By:  /s/ Stanley Egener                 By:  /s/ Richard R. Crowl
     --------------------                    -------------------------
Name:   Stanley Egener                  Name:   Richard R. Crowl
Title:  President                       Title:  Senior Vice President and
                                                General Counsel

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                                   APPENDIX A
                                   ----------

Neuberger Berman Advisers                          Corresponding Series of
Management Trust and its Series (Portfolios)       Advisers Managers Trust (Series)
--------------------------------------------       --------------------------------

Balanced Portfolio                                 AMT Balanced Investments

Growth Portfolio                                   AMT Growth Investments

Guardian Portfolio                                 AMT Guardian Investments

International Portfolio                            AMT International Investments

Limited Maturity Bond Portfolio                    AMT Limited Maturity Bond Investments

Liquid Asset Portfolio                             AMT Liquid Asset Investments

Mid-Cap Growth Portfolio                           AMT Mid-Cap Growth Investments

Partners Portfolio                                 AMT Partners Investments

Socially Responsive Portfolio                      AMT Socially Responsive Investments


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

                                   APPENDIX B
                                   ----------

Separate Accounts                                 Selected Portfolios
-----------------                                 -------------------

ReliaStar Life Insurance Company                  Partners Portfolio
of New York Variable Life                         Limited Maturity Bond Portfolio
Separate Account I                                Socially Responsive Portfolio



                                                  Partners Portfolio
ReliaStar Life Insurance Company                  Limited Maturity Bond Portfolio
of New York Variable Annuity                      Socially Responsive Portfolio
Separate Account II

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